Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   LYCOS, INC.
               (Exact name of issuer as specified in its charter)

                               Delaware 04-3277338
          (State of Incorporation) (IRS Employer Identification Number)

           293 Boston Post Road West, Marlborough, Massachusetts 01752
                    (Address of Principal Executive Offices)

                                 (508) 229-0717
              (Registrant's telephone number, including area code)

                                   LYCOS, INC.

                             1995 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                         Michael J. Riccio, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                     Proposed         Proposed
 Title of                             Maximum          Maximum
Securities        Amount             Offering         Aggregate      Amount of
  to be           to be               Price           Offering     Registration
Registered     Registered(l)         Per Share          Price          Fee

Lycos, Inc.
1995 Stock
Option Plan

Common Sto       927,300          $.01-9.60(2)   $2,391,036.16    $  724.56
par value         72,700            10.94(3)         795,338          241.01
$.01 per share

Lycos, Inc.
1996 Stock
Option Plan
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Common Stock,    464,482          6.00-11.125(2)   4,913,520.90     1,488.95
par value        535,518            10.94(3)       5,858,566.90     1,775.32
$.01 per share

Lycos, Inc.1996
Non-Employee
Director Stock
Option Plan

Common Stock,     10,000            11.50(2)          115,000          34.85
par value         90,000            10.94(3)          984,600         298.36
$.01 per share

Lycos, Inc. 1996
Employee Stock
Purchase Plan

Common Stock,    250,000            10.94(3)        2,735,000         828.79
par value
$.01 per share __________                          ___________       _______
               2,350,000                          $17,793,061.96    $5,391.84




(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and (h), the price of $10.94 per share, which is the average of the high and low sale prices reported on the Nasdaq Stock Market, Inc. on October 3, 1996, is set forth solely for purposes of calculating the filing fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934 (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's Prospectus dated April 1, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporation Law and the Company's Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful.

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

         The Company has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of the Company in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

         Item 7.  Exemption from Registration Claimed

         Not Applicable.

         Item 8.  Exhibits

         Number    Description

          4.1 Specimen of Stock Certificate representing shares of Common Stock(incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354))

          4.2 Lycos, Inc. 1995 Stock Option Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354))

          4.3 Lycos, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission
                   (Reg. No. 333-1354))

          4.4 Lycos, Inc. 1996 Non-Employee Director Stock Option Plan, amended(incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354))

         4.5 Lycos, Inc. 1996 Employee Stock Purchase Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Reg. No. 333-1354))

         5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation

        23.1       Consent of KPMG Peat Marwick LLP


        Item 9.  Undertakings

        The undersigned Registrant hereby undertakes the following:

        (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or give, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (d) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       * * * * * * * * * * * * * * * * * *

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts on October 8, 1996.

                                         LYCOS, INC.



                                         /s/ Robert J. Davis
                                         Robert J. Davis
                                         President and Chief Executive Officer



        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                      Date

   /s/ Robert J. Davis             President, Chief             October 8, 1996
Robert J. Davis                    Executive Officer
                                   and Director
                                   (principal executive
                                   officer)



  /s/ Edward M. Philip              Chief Financial Officer,    October 8, 1996
Edward M. Philip                    Secretary and
                                    Treasurer
                                    (principal financial
                                    and accounting
                                    officer)



 /s/ John J. Connors, Jr.           Director                    October 8, 1996
John J. Connors, Jr.

 /s/ Daniel J. Nova                 Director                    October 8, 1996
Daniel J. Nova


 /s/ David S. Wetherell             Director                    October 8, 1996
David S. Wetherell

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    EXHIBITS

                                       to

                                    FORM S-8



                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933




                                   LYCOS, INC.
             (Exact name of registrant as specified in its charter)